Exhibit 10.30

EXECUTIVE DEFERRED COMPENSATION PLAN

OF

MACY’S, INC.

SECTION 1

1.1 “Plan” means the Executive Deferred Compensation Plan of Macy’s, Inc., as described in this instrument. This document constitutes and sets forth the terms of the Plan, including all amendments thereto through December 31, 2008.

1.2 “Company” means Macy’s, Inc. or any corporate successor thereto. In addition, any reference to this Plan to a “division, subsidiary or affiliate” of the Company shall refer to each corporation (other than the Company) which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes the Company and each other corporation, partnership or other organization (other than the Company) which is part of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code) with the Company.

1.3 “Committee” means one or more Committees appointed to administer the Plan as and to the extent provided in Section 7.

1.4 “Effective Date” refers to the effective date of this amendment of the Plan and means January 1, 2005.

1.5 “Entry Date” means January 1, April 1, July 1 and October 1 of each calendar year.

1.6 “Executive” means any Employee of the Company, or of any division, subsidiary or affiliate of the Company, whose annualized rate of base compensation as of an Entry Date is at least equal to the dollar limit in effect under Internal Revenue Code section 401(a)(17) for the calendar year in which such Entry Date occurs.

1.7 “Fiscal Year” means the fiscal year of the Company as established from time to time.

1.8 “Participant” means a person a portion of whose compensation for any Plan Year has been deferred pursuant to the Plan and whose Cash or Stock Credits have not been wholly distributed.

1.9 “Deferred Compensation” means the portion of a Participant’s compensation for any Plan Year, or part thereof, that has been deferred pursuant to the Plan.

1.10 “Cash Credits” of a Participant at any time the sum of all amounts, including interest equivalents, theretofore credited to the Participant pursuant to Section 4.1(a)(i), less the amounts theretofore distributed.

1.11 “Stock Credits” of a Participant at any time mean the aggregate of all stock equivalents and dividend equivalents theretofore credited to the Participant pursuant to Section 4.1, less the amounts thereof theretofore distributed.

1.12 “Termination of Service” or similar expression means the termination of the Participant’s employment as a regular employee of the Company and any division, subsidiary or affiliate thereof, and shall include retirement. A Participant who is on temporary leave of absence of not longer than six months, whether with or without pay, shall not be deemed to have terminated service.

1.13 “Plan Year” means the calendar year.

1.14 “Code” means the Internal Revenue Code of 1986, as such code exists as of the Effective Date or as it may thereafter be amended.

1.15 “Short Term Cash Deferrals” of a Participant at any time means the sum of all amounts credited to the Participant pursuant to Section 4.1(a)(ii) less the amounts theretofore distributed.

1.16 “Specified Employee” means a ‘specified employee’ as determined under procedures adopted by the Company in compliance with Section 409A of the Code.

SECTION 2

ELIGIBILITY AND PARTICIPATION

2.1 Eligibility.

2.1.1 Only Executives are eligible to become Participants in the Plan and thereby accrue benefits under the Plan.

2.1.2 Notwithstanding any other provision of the Plan, each Executive who meets the applicable eligibility criteria under the Plan must be part of a select group of management or other highly compensated employees (within the meaning of Sections 201, 301, and 401 of ERISA) of the Employer.

2.1.3 Any Employee who is classified during any period as an employee (for payment and withholding purposes) of any corporation, partnership, or other organization (for purposes of this paragraph (d), an “acquired company”) that first became or becomes a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes Macy’s or a part of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code) with Macy’s after the Effective Date as a result of the acquisition by Macy’s and/or another member of the Employer of the stock or interests of the acquired company or substantially all of the assets of a trade or business of another organization shall not, during such period, be eligible to be considered an Executive under this Plan even if otherwise meeting the eligibility criteria established under Section 1.6, unless either (1) the agreements by which such stock, interests, or assets were acquired by Macy’s and/or another member of the Employer expressly provide that the employees of the acquired company will be eligible to participate in this Plan, (2) the Plan is amended by Macy’s to permit the employees of the acquired company to participate in this Plan, or (3) the Board of Directors adopts resolutions that provide for the employees of the acquired company to participate in this Plan. In accordance with this Section 2.1.3, an employee of The May Department Stores Company who became an Employee pursuant to the acquisition by Macy’s of The May Department Stores Company on August 30, 2005, was eligible to become a Participant on January 1, 2006 if said Employee otherwise satisfied the eligibility criteria established under Section 1.6.

2.2 Entry as Participants. Executives shall become Participants in the Plan on or after the Entry Date only in accordance with the following provisions:

2.2.1 Each person who, as of December 31, 2004, was a Participant in the Plan shall continue as a Participant in the Plan as of the Effective Amendment Date.

2.2.2 Each other Employee shall become a Participant in the Plan on the Entry Date next following the date on which the Employee becomes an Executive.

2.3 Duration of Participation.

2.3.1 Each Participant in the Plan shall continue to be a Participant until he or she ceases to be an Employee and the entire amount of his or her benefit, if any, under the Plan has been paid by the Employer.

2.3.2 Any Participant in the Plan whose annualized rate of base compensation falls below the level at which the Participant became an Executive shall stop accruing benefits under the plan until he or she again becomes an Executive and satisfies the provisions of Section 3.1 above (determined as if he or she had not previously been an Executive).

2.4 Reinstatement of Participation. Any person who ceases to be a Participant, but who is thereafter reemployed as an Employee shall be reinstated as a Participant only when, and if, he or she becomes an Executive and satisfies the provisions of Section 2.1 above (determined as if he or she had not previously been a Participant in the Plan).

SECTION 3

3.1 Each Executive of the Company or of any division, subsidiary or affiliate of the Company may elect to have a percentage of his or her base compensation, to be received during each Plan Year from and after January 1, 2005 deferred in accordance with the terms and conditions of the Plan. The percentage of such base compensation that may be so deferred for any Plan Year shall not exceed 50%, which percentage in each case shall be a multiple of 5%.

An Executive desiring to exercise such election shall, prior to the beginning of each such Plan Year (or prior to the Participant’s Entry Date, if other than at the beginning of a Plan Year, but in no event later than thirty days after his or her Entry Date), notify the Company, in writing, of the percentage of such base compensation for such Plan Year to be so deferred. Such election shall apply only to compensation otherwise earned after the later of the Participant’s Entry Date or the date on which the election is made.

Prior to each Plan Year beginning on or after January 1, 2005 and each Plan Year thereafter, each Executive may make a separate election to defer all or a portion of any annual incentive bonus or any long-term incentive bonus, the measurement period for which commences with or within the Plan Year for which an election is being made. Such percentage shall not exceed 100% as to any cash bonuses to be paid under the Company’s 1992 Incentive Bonus Plan (or any successor plan) during any such Plan Year. Each such percentage shall be in each case a multiple of 5%.

Notwithstanding any of the foregoing provisions of this Section 3.1, any election of an employee of the Company or any division, subsidiary or affiliate of the Company who is an Executive to defer any compensation under this Plan for any Plan Year (or, if the employee’s Entry Date occurs during such Plan Year, for the portion of such Plan Year that begins on such Entry Date) shall not apply to any compensation that is payable for services performed by such employee during such Plan Year after the date the Participant is no longer an Executive, except for any annual incentive bonus to which the Participant is otherwise already entitled as of such date.

Also notwithstanding any of the foregoing provisions of this Section 3.1, any election of an employee of the Company or any division, subsidiary or affiliate of the Company who is an Executive to defer any compensation under this Plan for any Plan Year (or, if the employee’s Entry Date occurs during such Plan Year, for the portion of such Plan Year that begins on such Entry Date) shall not apply to any compensation that is payable within the six-month period that follows the date as of which the employee received, from any plan which is maintained by the Company or any division, subsidiary or affiliate of the Company and qualified under Section 401(a) of the Code, a hardship withdrawal of amounts which were contributed to such plan under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code).

Any election made with respect to a Plan Year under this Section 3.1 shall be irrevocable.

3.2 The amount of a Participant’s Deferred Compensation shall be credited either as a Cash Credit, a Short Term Cash Deferral, or a Stock Credit as provided in Section 4 or Section 5, as the case may be, pursuant to the Participant’s election for any Plan Year. Such election shall be made in writing at the same time that the Participant elects said percentage as provided in Section 3.1. If a Participant shall fail to make such election at such time, he or she shall be deemed to have elected the Deferred Compensation credited as a Stock Credit.

3.3 A Participant’s Cash Credits and Stock Credits shall be distributable in the manner and subject to the conditions set forth in Section 7.

SECTION 4

4.1(a) The following rules shall apply to deferrals under the Plan.

(i) If a Cash Credit is elected, the Participant shall be credited, as of the end of each calendar quarter of each Plan Year for which the election was made, with the dollar amount of the Deferred Compensation.

(ii) If a Short Term Cash Deferral is elected, the Participant shall be credited, as of the end of each calendar quarter of each Plan Year for which the election was made, with the dollar amount of the Short Term Cash Deferral.

(b) The Cash Credits and Short Term Cash Deferrals of each Participant shall be credited, as of the end of each calendar quarter, with an interest equivalent determined by applying to 100% of such Participant’s Cash Credits and/or Short Term Cash Deferrals at the beginning of each calendar quarter, less the amounts distributable or withdrawn pursuant to Section 7 during such quarter, an interest rate equal to one quarter of the percent per annum on United States Five-Year Treasury Bills as of the last day of such calendar quarter.

SECTION 5

5.1(a) If a Stock Credit elected, the Participant shall be credited, as of the end of each calendar quarter, with a stock equivalent which shall be the number of full shares of common stock of the Company that is transferred to or purchased by the Trust provided for in Section 8.4 with the amount of the Participant’s Deferred Compensation for such calendar quarter and with the dollar amount of any part of such credit that is not convertible into a full share.

(b) The Stock Credits of each Participant shall be credited, as of the end of each calendar quarter, with a dividend equivalent which shall be an amount determined by multiplying the dividends payable, either in cash or property (other than common stock of the Company), upon a share of common stock of the Company to a stockholder of record during such calendar quarter, by the number of shares in the Participant’s Stock Credits at the beginning of such calendar quarter, less the number of shares distributable or withdrawn pursuant to Section 7 during such quarter for which credit is being made. In case of dividends payable in property, the dividend equivalent shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by the Committee. If the dollar amount credited to the Stock Credits of a Participant at the end of any calendar quarter equals or exceeds the average closing price of one share of common stock of the Company determined as provided in subsection (a) of this Section 5.1, such amount shall be treated as if it were a Stock Credit made on such date and such dollar amount shall be reduced accordingly.

(c) If at any time the number of outstanding shares of common stock of the Company shall be increased as the result of any stock dividend or split-up, the number of shares credited to each Participant’s Stock Credits shall be increased in the same proportion as the outstanding number of shares of common stock is increased, or if the number of outstanding shares of common stock of the Company shall at any time be decreased as the result of any combination of outstanding shares, the number of shares credited to each Participant’s Stock Credits shall be decreased in the same proportion as the outstanding number of shares of common stock is decreased. In the event the Company shall at any time be consolidated with or merged into any other corporation, there shall be credited to each Participant’s Stock Credits, in lieu of the common stock of the Company then credited thereto, the stock of securities given in exchange for a share of common stock of the Company upon such consolidation or merger, multiplied by the number of shares of common stock then credited to the Stock Credits of the Participant.

SECTION 6

6.1 If the Company shall be adjudicated or determined to be insolvent by a court of competent jurisdiction, either in bankruptcy or otherwise, all Stock Credits of all Participants shall be deemed as of the date of commencement of such proceeding, to be Cash Credits in the same dollar amount as would have been credited to them at the time such Stock Credits were credited had they at that time elected to have them credited as Cash Credits, together with interest equivalents thereon from that time computed as provided in Section 4.1(b); and together with all other credits of all Participants shall constitute debts of the Company in any such proceeding.

SECTION 7

7.1 The following rules shall apply to distributions under the Plan.

7.1.1 Deferred Compensation Accounts for Amounts Deferred Prior to January 1, 2005

(i) Except in the case of a Participant who has made a request provided in the following paragraph of this Section 7.1.1, such distribution shall be made in fifteen approximately equal annual installments.

(ii) A Participant may request in writing to the Committee at any time prior to termination of service that the distribution Cash or Stock Credits following such termination shall be made in one to fifteen approximately equal installments as the Participant shall request. The Committee in its sole discretion shall determine whether to grant such request. Once approved by the Committee, the request is irrevocable.

(iii) No request under this Section 7.1.1 made after January 1, 2009 shall be effective unless said election has been in place for at least 12 months prior to the date on which the Participant ceases to be an Employee.

7.1.2 Deferred Compensation Accounts for Amounts Deferred After December 31, 2004

(i) Except in the case of a Participant who has exercised the election provided in the following paragraph of this Section 7.1.2, such distribution shall be made in five approximately equal annual installments.

(ii) A Participant may elect in writing to the Committee at the same time as the Participant makes an election under Section 3, above, that the distribution of Cash or Stock Credits following such termination shall be made in one to fifteen approximately equal installments as the Participant shall request.

(iii) Notwithstanding the preceding provisions of this Section 7.1.2, if a Participant desires to make a change to his or her election:

(a) the election must be made at least 12 months prior to the date on which the Participant ceases to be an employee; and

(b) the first payment under the new election must be deferred for a period of at least five years from the date the payment would otherwise have been made.

7.1.3 Notwithstanding the foregoing provisions of this section, if a Participant’s Cash and Stock Credits shall have a value of less than $15,000 at the date of termination of service, payment of such Cash and Stock Credits shall be made in one installment. Such value of Stock Credits shall be based on the closing market price on the New York Stock Exchange on the nearest day of sale preceding the date of termination of service.

7.1.4 A Participant may elect in writing, at the time of his or her election under Section 3, to commence distribution of his or her Short Term Cash Deferrals at a fixed date that is not less than five (5) years after the beginning of the Plan Year for which the deferral is made. Such distribution may be paid in one to fifteen approximately equal annual installments, as elected by the Participant at the time of the deferral, provided that, if no election is made, (a) such distributions shall be paid in fifteen approximately equal annual installments, or (b) if the Short Term Cash Deferral amount is less than $15,000, in one installment. Any interest equivalents applied to Short Term Cash Deferrals shall be distributed in the same manner as Cash Credits. Notwithstanding a Participant’s election under this Section 7.1.4, in the event a Participant terminates employment prior to the date that he or she elected for commencement of distribution of a Plan Year’s Short Term Cash Deferrals, such amounts shall commence as soon as practicable following the end of the fiscal Year in which such termination of service occurred, in the number of installments that the Participant had elected for distribution of said Short Term Deferrals or, if no such election is in place, in accordance with Section 7.1.1(i) or 7.1.2(i), whichever is applicable.

7.1.5 Distribution of the Cash and Stock Credits pursuant to this Section 7.1 shall be made as soon as practicable following the end of the Fiscal Year in which such termination of service occurred.

Notwithstanding any other provisions of the Plan (including the preceding provisions of this Section 7, in no event may a distribution of amounts deferred after December 31, 2004 be made to a Specified Employee prior to the first day of the seventh month that begins after the date the Specified Employee ceases to be an Employee. Any payments which would otherwise have been made during the period prior to the first day of the seventh month that begins after the date the Specified Employee ceases to be an Employee shall be accumulated and paid to the Specified Employee on or after the first day of the seventh month that begins on or after the date the Specified Employee ceases to be an Employee. Any Cash Credits distributed pursuant to this paragraph shall be credited with interest.

7.1.6 In the event that the service of a participant is terminated by reason of death, distribution of Cash or Stock Credits shall be made to the person or persons designated by the Participant or, if no designation is made, to the Participant’s estate.

(i) With respect to amounts deferred prior to January 1, 2005, such distribution shall be made in fifteen annual installments. Notwithstanding the preceding sentence, a Participant may elect in writing, at the time of his or her election under Section 3, that any distribution triggered termination by reason of death shall be made to the person or persons designated by the Participant in approximately equal installments as the Participant shall elect, not to exceed fifteen. In any event, if the beneficiary is an estate or if the value of the Participant’s Cash and Stock Credits shall be less than $15,000 at the date of the

Participant’s death (such value determined in accordance with Section 7.1.3), payment shall be made in one installment.

(ii) With respect to amounts deferred after December 31, 2004, such distribution shall be made to the beneficiary in the same number of installments as elected by the Participant under Section 3 or, if no election is made in five annual installments. In any event, if the beneficiary is an estate or if the value of the Participant’s Cash and Stock Credits shall be less than $15,000 at the date of the Participant’s death (such value determined in accordance with Section 7.1.3), payment shall be made in one installment.

7.1.7 If the death of the Participant occurs after the termination of service, distribution of Cash or Stock Credits shall be made to the person or persons designated by the Participant in accordance with the election made by the Participant. If distribution has already begun, the number of installments remaining to be paid shall be the number which otherwise would be distributable to the Participant. With respect to deferrals made prior to January 1, 2005, the beneficiary may request, within six months of the death of the Participant, in writing to the Committee a shorter number of installments as to all installments which have not yet become payable. The Committee in its sole discretion shall determine whether to grant such request. In any event, if the beneficiary is an estate, payment shall be made in one installment.

7.1.8 Notwithstanding the foregoing provisions of this section, in the event of a “designated change of control” (as defined herein) of the Company, distribution of the Cash and Stock Credits of a Participant (or the person or persons designated as provided in Section 7.2) shall be made to such person in a single payment as soon as practicable following such “designated change of control”, in accordance with the provisions of Section 7.4 but no sooner than 30 days after such “designated change of control” occurs. For purposes of this paragraph, a “designated change of control” of the Company shall be deemed to have occurred if any of the following transactions shall have transpired: (i) any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”), other than an employee benefit plan sponsored by the Company) makes a tender or exchange offer for shares of common stock of the Company (other than pursuant to a merger or consolidation agreement) pursuant to which purchases are made which result (together with any other holding) in such person or group becoming the beneficial owner within the meaning of Rule 13d-3 under the Act of more than 20% of the Company’s then outstanding common stock; (ii) the Company becomes aware that any person or group (as defined above) has become the beneficial owner (as defined above) of more than 20% of the Company’s then outstanding common stock and such information has been presented to and considered by the Board of Directors; (iii) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all its assets, or adopt a plan of dissolution or liquidation; or (iv) individuals who were members of the Board of Directors cease to constitute at least a majority thereof as a result of a contested election.

7.2 Distribution of the Cash Credits of a Participant shall be made in cash. Unless otherwise limited by federal securities law, distribution of the Stock Credits of a Participant shall be made by delivery of the number of shares of common stock of the Company credited from the shares held in the Trust provided for in Section 8.4 hereof and by payment of the balance, if any, in cash, except to the extent provided for in Section 7.3.

7.3 To the extent that the Company or the trustee provided for in Section 8.5 hereof is required to withhold federal, state, local or foreign taxes in connection with any payment made to a Participant or other person hereunder, it shall be a condition to the receipt of such payment that the Participant or such other person make arrangements satisfactory to the Company or the trustee, as the case may be, for the payment of all such taxes required to be withheld. In the case of any distribution to be made in shares of common stock of the Company, the Participant shall have the right to have the Company or the trustee, as the case may be, retain shares having a then fair market value equal to the amount of tax required to be withheld in respect of such distribution.

7.4 Notwithstanding any other provision of this Section 7, in the event of a “designated change of control” of the Company, all Stock Credits of Participants (or the person or persons designated as provided in Section 7.2) shall be changed following the date of such “designated change of control” to, and each Participant (or the person or persons designated as provided in Section 7.2) shall instead be credited as of such date with, their cash equivalent determined as follows: the number of shares of common stock of the Company represented by the Stock Credits of a Participant shall be multiplied by the greater of (i) the average price of such stock computed on a daily basis for the ninety (90) day calendar period immediately preceding said date of “designated change of control”, or (ii) the highest price offered for shares of common stock of the Company by the corporation, person or group making a tender or exchange offer for shares of common stock of the Company that is comprised within a transaction constituting a “designated change of control” of the Company. Such Participant shall not be credited with any dividend equivalents with respect to such Stock Credits for the quarter of the Plan Year in which said Stock Credits shall be so changed, but the dollar amount distributable to the Participant as aforesaid in lieu thereof shall instead be credited, in that Plan Year and subsequent Plan Years, with an interest equivalent to the same extent that Cash Credits would be so credited. For purposes of this Section 7.4 a “designated change of control” shall have the same meaning as set forth in Section 7.1.8 hereof.

7.5 Notwithstanding any other provision of the Plan, a Participant or a beneficiary of a Participant may withdraw all or a portion of his or her account in the event of unforeseeable emergency. For this purpose, unforeseeable emergency means that funds are necessary in light of the immediate and heavy unexpected financial needs of the Participant or beneficiary. Any such distribution shall be limited to the amount required to meet any immediate financial need that is not reasonably available from other sources, all as determined by the Committee. Distribution shall be made in cash as soon as practicable following approval of the withdrawal request by the Committee. The Participant’s deferrals shall be suspended and the Participant shall not be permitted to again defer until the date that is six months following the withdrawal. The Stock Credits shall be converted to cash based on the closing market price on the New York Stock Exchange on the nearest day of sale preceding the day such withdrawal request is approved by the Committee.

SECTION 8

8.1 No Participant or any other person shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Cash or Stock Credits or interest or dividend equivalent credited to the Participant hereunder, nor the right to exercise any of the rights or privileges of a stockholder with respect to any common stock credited to his or her

Stock Credits, nor any right to receive any distribution under the Plan except as to the extent expressly provided in the Plan. Nothing in the Plan shall be deemed to give any officer or any employee of the Company or any division, subsidiary or affiliate of the Company any right to participate in the Plan, except in accordance with the provisions of the Plan.

8.2 Neither the adoption nor the amendment of the Plan, nor any action of the Board of Directors of the Company or the Committee, nor any election to defer compensation hereunder, shall be held or construed to confer on any person any legal right to continue as an employee of the Company or any division, subsidiary or affiliate of the Company.

8.3 Except as otherwise provided in the Plan, no Participant shall have the right to assign, pledge or otherwise dispose of any Cash or Stock Credits nor shall the Participant’s interest therein be subject to garnishment, attachment, transfer by operations of law, or any legal process; nor shall any person entitled to receive Cash or Stock Credits or remaining undistributed installments thereof, which become distributable after the death of a Participant in accordance with Section 7, have the right to assign or pledge any such credits or remaining undistributed installments.

8.4 No Participant shall have the right to assign, pledge or otherwise dispose of any Cash or Stock Credits nor shall the Participant’s interest therein be subject to garnishment, attachment, transfer by operations of law, or any legal process; nor shall any person entitled to receive Cash or Stock Credits or remaining undistributed installments thereof, which become distributable after the death of a Participant in accordance with Section 7, have the right to assign or pledge any such credits or remaining undistributed installments.

8.5 The Company shall establish and keep in effect as long as benefits are payable under the Plan, a Grantor (Rabbi) Trust, intended to meet the safe harbor provisions of RevProc 92-64, for the benefit of Participant’s Stock Credits under the Plan (the “Trust”). The Company shall transfer to the Trust or cause the Trust to purchase shares of common stock of the Company from time to time which shall be held for the benefit of all Participants who have Stock Credits in such amounts so that the number of shares at the end of each calendar quarter shall equal the number of Stock Credits of all Participants outstanding under the Plan. Distribution of shares pursuant to Section 6.4 of the Plan shall be made directly from the Trust.

The Trust (i) shall be governed by and subject to the terms of a trust agreement entered into between the Company, as grantor, and the trustee and (ii) shall provide that the trustee shall promptly distribute to a Participant such shares of common stock as the Participant shall be entitled to pursuant to the Plan as directed by the Company. For purposes of making such distributions the trustee shall be entitled to rely upon the written directions of the Company.

SECTION 9

9.1 The administration of various aspects of the Plan by the Company shall be monitored by one or more Committees appointed from time to time by the Board of Directors of the Company to serve at the pleasure of the Board of Directors.

9.2 As to each such Committee, three members of the Committee shall constitute a quorum for the transaction of business by such Committee. All action taken by the Committee at a meeting shall be by the vote of a majority of those present at such meeting, but any action may be taken by the Committee without a meeting upon written consent signed by all of the members of the Committee.

9.3 All determinations of the Committee with respect to such Committee’s responsibilities as designated by the Board of Directors, including but without limitation the determination of the Committee as to any disputed question arising under the Plan, including all questions of construction and interpretation, shall be final, binding and conclusive upon all persons. Without limiting the generality of the foregoing, the determination of the Committee as to whether a Participant has terminated service and the date thereof shall be final, binding and conclusive upon all persons.

9.4 The Company or the committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligation or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advise of such counsel.

9.5 Whenever the context so requires, words in the masculine include the feminine and in the feminine include the masculine.

SECTION 10

10.1 The Board of Directors of the Company may, in its absolute discretion, without notice, any time and from time to time, modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, provided, that no such modification, amendment, suspension or termination may, without the Participant’s consent, apply to or affect the payment or distribution to any Participant of any Cash or Stock Credits, credited for any Plan Year ended prior to the effective date of such modification, amendment, suspension or termination.